Exhibit 99.2

BSQUARE Corporation to Present at the Small Cap Ideas Conference

Industry Leader in Smart Device Software Solutions to Speak on December 16, 2010

Bellevue, Wash. – December 2, 2010 – BSQUARE Corporation (Nasdaq: BSQR) today announced that Brian Crowley, the company’s chief executive officer and Scott Mahan, its chief financial officer, will be presenting at the Small Cap Ideas Conference sponsored by David L. Kanen, vice president of institutional sales at First Midwest Securities, Inc. The conference will be held on December 16, 2010 at the Harvard Club, 35 W. 44th Street between 5th and 6th, in New York City. Crowley and Mahan will be presenting at 11 a.m. ET and will be available throughout the day for one-on-one meetings. For more information, or to register for the event, please contact David Kanen at 631-863-3100 or dkanen@firstmidwestsecurities.com.

The BSQUARE presentation will be available for the public to access via the Investor Relations section of the BSQUARE corporate Website, www.bsquare.com, or at http://www.wsw.com/webcast/fmsi2/bsqr/, where it will be archived for 90 days.

About BSQUARE

BSQUARE is an industry leader with a proven track record in providing production-ready software products, engineering services, solutions and automated testing to the smart device market. . For more information, visit www.BSQUARE.com.

BSQUARE is a registered trademark of BSQUARE Corporation. All other product and company names herein may be trademarks of their respective owners.

Contact:

BSQUARE Corporation

Scott Mahan, CFO

(425) 519-5900

investorrelations@BSQUARE.com

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004 | TOLL-FREE: 1.888.820.4500 | MAIN: 425.519.5900 | FAX: 425.519.5999 | www.bsquare.com

©2010 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names are trademarks or registered trademarks of their respective holders.